                                                                     EXHIBIT 1.2
                                                                     -----------

                                   [FORM OF]
                             UNDERWRITING AGREEMENT
                            (for Depositary Shares)


                                                           __________ __, 199__



BankAmerica Corporation
Bank of America Center
555 California Street
San Francisco, California 94104

Ladies and Gentlemen:

     We understand that BankAmerica Corporation, a Delaware corporation (the "Company"), proposes to issue and sell _______ shares of its __% __________ Preferred Stock, Series __, $___ stated value per share (the "Offered Depositary Preferred Stock"), covered by Registration Statement No. ________, as amended. The specific terms of the Offered Depositary Preferred Stock are set forth on
Schedule I hereto. The Offered Depositary Preferred Stock is to be deposited with ____________________________________, a __________ trust company, as
Depositary (the "Depositary"), under a Deposit Agreement (the "Deposit Agreement") to be dated as of the Closing Date (as defined below) among the Company, the Depositary and the holders from time to time of depositary receipts ("Depositary Receipts") issued thereunder, against delivery of such Depositary Receipts to the Underwriters under the terms and conditions set forth in this Underwriting Agreement. The Depositary Receipts issued upon deposit of the Offered Depositary Preferred Stock will evidence an aggregate of __________ Depositary Shares each representing a _____________ interest in a share of the Offered Depositary Preferred Stock (the "Offered Depositary Shares"). The Offered Depositary Shares are also covered by the Registration Statement. The Offered Depositary Preferred Stock and the Offered Depositary Shares are herein called, collectively, the "Offered Securities."

     Subject to the terms and conditions set forth herein and incorporated by reference herein, the Company hereby agrees to sell to the Underwriters listed on Schedule II hereto (the "Underwriters"), and the Underwriters, severally and not jointly, hereby agree to purchase the respective number of shares of the Offered Depositary Preferred Stock represented by the respective number of Offered Depositary Shares set forth opposite such Underwriter's name on Schedule II hereto at a purchase price per share of $___.___ [with respect to _____,___, shares and $_____.___ with respect to the remaining shares] (equivalent to $______.___ [and

$___.________, respectively,] per share of Offered Depositary Shares), plus accrued dividends, if any, from date of original issue.

     The Underwriters will pay for the Offered Depositary Shares at the office of the Company, 555 California Street, San Francisco, California, at ____ A.M. (California time) on ____ __, 19__, or at such other time on the same or such other date, not later than _____ __, 19__, as shall be mutually agreed upon (the "Closing Date"), upon (i) confirmation of delivery to the Underwriters in The City of New York of Depositary Receipts evidencing the Offered Depositary Shares and (ii) confirmation that the certificates for the Offered Depositary Preferred Stock shall be registered in the name of the Depositary and the certificates for the Depositary Receipts evidencing the Offered Depositary Shares shall be registered in such names and in such denominations as the Underwriters request.

     The Company agrees to have the certificates for the Offered Depositary Preferred Stock and the Depositary Receipts evidencing the Offered Depositary Shares available for inspection, checking and packaging by the Underwriters in ___________________ not later than _____ __.M. (_____________ time) on the business day next preceding the Closing Date. Payment shall be made in the following funds: ________________________________________________.

     [The Company agrees that it will not offer, sell or contract to sell or otherwise dispose of, directly or indirectly, or announce the offering of any of the Company's [debt securities] [debt warrants] [preferred stock] [preferred stock warrants] [common stock warrants] [currency warrants] [securities convertible into or exchangeable for the Company's common stock] [securities ranking on a parity with the Offered Securities] [with substantially similar terms to the Offered Securities] [common stock] until [______________________]].

     [The Representatives, as defined below, have received at the time this Agreement is executed a letter from Ernst & Young, independent public accountants (or other independent accountants acceptable to the Representatives), dated the date of this Agreement, as described in Section 5(e) of the Underwriting Agreement Standard Provisions (June 1994), incorporated in this Agreement.]

     [Upon request of the Company, ___________________ will promptly advise the Company as to whether, to its knowledge, the offering of the Offered Securities as contemplated by this Agreement has been completed.] [_______________________ will promptly advise the Company as to when, based on information provided to it by the Underwriters, the offering of the Offered Securities as contemplated by this Agreement has been completed.]

     [If any one or more Underwriters shall fail to purchase and pay for any of the Offered Depositary Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the nondefaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Depositary Shares set forth opposite their names in Schedule II hereto bear to the aggregate amount of Offered Depositary Shares set forth opposite the names of all the nondefaulting Underwriters) the Offered Depositary Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Depositary Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Offered Depositary Shares set forth in Schedule II hereto, the nondefaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Depositary Shares, and if such nondefaulting Underwriters do not purchase all the Offered Depositary Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this paragraph, the Closing Date shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration
Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this paragraph shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.]

     All the provisions contained in the document entitled BankAmerica Corporation Underwriting Agreement Standard Provisions (June 1994), a copy of which we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. For purposes of the Standard Provisions, the term Representatives shall mean ______________________
____________________________________________________________.

     Notices shall be sent to the Underwriters at the following address:
________________________________________________________________________________
_____________________________________________________________________.

     This Agreement will be governed by and construed in accordance with the laws of the State of __________.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us.

                                        Very truly yours,


                                        (Signed on behalf of the
                                         Underwriters)*


                                         By:___________________________
                                            Title:

Accepted:

BANKAMERICA CORPORATION



By:________________________________
   Title:

Dated:  ________________, 199__



* To be executed by all the Underwriters listed on Schedule II hereto or by one or more of such Underwriters on behalf of itself (themselves) and the other Underwriters listed on Schedule II.

                                   SCHEDULE I
                                       To
                   Underwriting Agreement Dated        , 19
                   ------------------------------------------

                           Offered Depositary Shares


Title: Depositary Shares, Each Representing a _____________ Interest in a Share of __% __________ Preferred Stock, Series (Stated Value $___ Per Share)

Number of Offered
Depositary Shares:         __________

Purchase Price:            $______._____ per share of Offered Depositary Shares
                           [with respect to _______ shares and $_______._____ per share with respect to ______ shares], plus accrued dividends, if any, from date of original issue

Dividend:                  __% per annum, cumulative from the date of issue and
                           payable quarterly on _______________________________
                           _____________________________________________________

Initial Price to Public:   $_____, plus accrued dividends, if any, from date of
                           original issue

Redemption Provisions:     Not redeemable prior to ____ __, ____.  On or after
                           ____ __, ____ at any time or from time to time, redeemable in whole or in part at option of the Company at $__ per share of Offered Depositary
                           Shares, plus accrued and unpaid dividends to date of redemption

Conversion Rate:

Sinking Fund Provisions:

Other Provisions:

                                  SCHEDULE II
                                       To
                   Underwriting Agreement Dated        , 19
                   ------------------------------------------

                                          Number of Shares of
Name of Underwriter                      Offered Depositary Shares
-------------------                      -------------------------




                                                 ----------
                           Total
                                                 ==========